EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated August 8, 2024, related to the consolidated financial statements of Red Cat Holdings, Inc. (the “Company”) as of and for the years ended April 30, 2024 and 2023, included in its Annual Report on Form 10-K for the year ended April 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

Newport Beach, California

November 14, 2024